                             ARTICLES OF INCORPORATION
                                         OF
                   MIMLIC INTERNATIONAL ASSET ALLOCATION FUND, INC.


        For the purpose of forming a corporation pursuant to the provisions of Minnesota Statutes, Chapter 302A, the following Articles of Incorporation are adopted:

        1. The name of the corporation (the "Corporation") is MIMLIC International Asset Allocation Fund, Inc.

        2. The Corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Minnesota Statutes, Chapter 302A. Without limiting the generality of the foregoing, the Corporation shall have specific power:

           (a) To conduct, operate and carry on the business of a so-called "open-end" management investment company pursuant to applicable state and federal regulatory statutes, and exercise all the powers necessary and appropriate to the conduct of such operations.

           (b) To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, pledge, mortgage, hypothecate, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments which may not be deemed to be securities, including but not limited to futures contracts and options thereon. Such securities and other financial instruments may include but are not limited to shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, chooses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or issued or to be issued by the United States government or any agency or instrumentality thereof, options on stock indexes, stock index and interest rate futures contracts and options thereon, and other futures contracts and options thereon.

           (c) In the above provisions of this Article 2, purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or to limit purposes or powers which the Corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

        3. The Corporation shall have perpetual existence.

        4. The location and post office address of the registered office in Minnesota is 400 Robert Street North, St. Paul, Minnesota 55101-2098.

        5. (a) The total authorized number of shares of the Corporation is ten billion (10,000,000,000), all of which shall be common shares of the par value of $.01 per share (individually, a "Share" and collectively, the "Shares"). The Corporation may issue and sell any of its Shares in fractional denominations to the same extent as its whole Shares, and Shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation.

           (b) The Shares may be classified by the Board of Directors in one or more classes (individually, a "Class" and, collectively, together with any other class or classes, the "Classes") with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such Class or Classes as may be adopted from time to time by the Board of Directors of the Corporation pursuant to the authority hereby vested in the Board of Directors and Minnesota Statutes, Section 302A.401, Subd. 3, or any successor provision. The Shares of each Class may be subject to such charges and expenses (including by way of example, but not by way of limitation, front-end and deferred sales charges, expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) as may be adopted from time to time by the Board of Directors in accordance, to the extent applicable, with the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the "1940 Act"), which charges and expenses may differ from those applicable to another Class, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected (in the manner determined by the Board of Directors in the resolution or resolutions providing for the issue of such Class) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, such Class. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that Shares of any Class shall be convertible (automatically, optionally or otherwise) into Shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Board of Directors.

        6. The shareholders of each Class of common Shares of the Corporation:

           (a) shall not have the right to cumulate votes for the election of directors; and

           (b) shall have no preemptive right to subscribe to any issue of Shares of any Class of the Corporation now or hereafter created, designated or classified.

        7. A description of the relative rights and preferences of all Classes of Shares is as follows, unless otherwise set forth in one or more amendments to these Articles of Incorporation or in the resolution providing for the issue of such Classes:

           (a) On any matter submitted to a vote of shareholders of the Corporation, all Shares of the Corporation then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (i) when otherwise required by Minnesota Statutes, Chapter 302A, in which case Shares will be voted by individual Class, as applicable; (ii) when otherwise required by the 1940 Act or the rules adopted thereunder, in which case Shares shall be voted by individual Class, as applicable; and (iii) when the matter does not affect the interests of a particular Class thereof, in which case only shareholders of the Class affected shall be entitled to vote thereon and shall vote by individual Class.

           (b) The Board of Directors may, to the extent permitted by Minnesota Statutes, Chapter 302A or any successor provision thereto, declare and pay dividends or distributions in Shares, cash or other property on any or all Classes of Shares, the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors.

           (c) With the approval of a majority of the shareholders of each of the affected Classes of Shares present in person or by proxy at a meeting called for the following purpose (provided that a quorum of the issued and outstanding Shares of each affected Class in present at such meeting in person or by proxy), the Board of Directors may transfer the assets of any Class to any other Class. Upon such a transfer, the Corporation shall issue Shares representing interests in the Class to which the assets were transferred in exchange for all Shares representing interests in the Class from which the assets were transferred. Such Shares shall be exchanged at their respective net asset values.

        8. The following additional provisions, when consistent with law, are hereby established for the management of the business, for the conduct of the affairs of the Corporation, and for the purpose of describing certain specific powers of the Corporation and of its directors and shareholders.

           (a) In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Corporation, the Board of Directors is expressly authorized to do the following:

               (i) to make, adopt, alter, amend and repeal Bylaws of the Corporation unless reserved to the shareholders by the Bylaws or by the laws of the State of Minnesota, subject to the power of the shareholders to change or repeal such Bylaws;

               (ii) to distribute, in its discretion, for any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the Corporation to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year. Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;

               (iii) to authorize, subject to such vote, consent, or approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render managerial, investment advisory, distribution, transfer agent, accounting and/or other services to the Corporation (including, if deemed advisable, the management or supervision of the investment portfolios of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements;

               (iv) to authorize any agreement of the character described in subparagraph (iii) of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the Corporation may be the other party to any such agreement or an officer, director, employee, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship;

               (v) to allot and authorize the issuance of the authorized but unissued Shares of any Class of the Corporation;

               (vi) to accept or reject subscriptions for Shares of any Class made after incorporation;

               (vii) to fix the terms, conditions and provisions of and authorize the issuance of options to purchase or subscribe for Shares of any Class including the option price or prices at which Shares may be purchased or subscribed for;

               (viii) to take any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, without a meeting pursuant to a writing signed by that number of directors or committee members that would be required to take the same action at a meeting of the Board of Directors or committee thereof at which all directors or committee members were present; provided, however, that, if such action also requires shareholder approval, such writing must be signed by all of the directors or committee members entitled to vote on such matter; and

               (ix) to determine what constitutes net income and the net asset value of the Shares of each Class of the Corporation. Any such determination made in good faith shall be final and conclusive, and shall be binding upon the Corporation, and all holders (past, present and future) of Shares of each Class thereof.

           (b) Except as provided in the next sentence of this paragraph (b), Shares of any Class hereafter issued which are redeemed, exchanged, or otherwise acquired by the Corporation shall return to the status of authorized and unissued Shares of such Class. Upon the redemption, exchange, or other acquisition by the Corporation of all outstanding Shares of any Class hereafter issued, such Shares shall return to the status of authorized and unissued Shares without designation as to Class and all provisions of these Articles of Incorporation relating to such Class (including, without limitation, any statement establishing or fixing the rights and preferences of such Class), shall cease to be of further effect and shall cease to be a part of these articles. Upon the occurrence of such events, the Board of Directors of the Corporation shall have the power, pursuant to Minnesota Statutes Section 302A.135, Subd. 5 or any successor provision and without shareholder action, to cause restated articles of incorporation of the Corporation to be prepared and filed with the Secretary of State of the State of Minnesota which reflect such removal from these articles of all such provisions relating to such Class thereof.

           (c) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares of its capital stock: namely, the amount of the obligations, liabilities and expenses of each Class of the Corporation; the amount of the net income of each Class of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends in each Class; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital or undivided profits of each Class; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any other asset owned by the Corporation; the number of Shares of each Class of the Corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by the Corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities.

           (d) The Board of Directors or the shareholders of the Corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of the Corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the 1940 Act, of the Corporation.

        9. The Corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of Section 17(h) of the 1940 Act, as now enacted or hereafter amended.

         10. To the fullest extent permitted by the Minnesota Statutes, Chapter 302A, as the same exists or may hereafter be amended (except as prohibited by the 1940 Act, as the same exists or may hereafter be amended), a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

         11. The names of the first directors, who shall serve until the first annual meeting of shareholders or until their successors are elected and qualified, are:

         Name
         ----

         Paul H. Gooding

         Frederick P. Feuerherm

         Charles E. Arner

         Ellen S. Berscheid

         Ralph E. Ebbott

         12. The name and address of the incorporator, who is a natural person of full age, is:

         Eric J. Bentley         400 Robert Street North
                             St. Paul, Minnesota  55101

        IN WITNESS WHEREOF, the undersigned sole incorporator has executed these Articles of Incorporation on this 26th day of January, 1994.


                             ___________________________________________
                                     Eric J. Bentley


STATE OF MINNESOTA)
                  ) ss
COUNTY OF RAMSEY  )

        On January 26, 1994, before me, a Notary Public, personally appeared Eric J. Bentley, to me known to be the person named as incorporator and who executed the foregoing Articles of Incorporation, and he acknowledged that he executed the same as his free act and deed.

                             ___________________________________________

                               ARTICLES OF AMENDMENT
                                      TO THE
                             ARTICLES OF INCORPORATION
                                        OF
                     MIMLIC INTERNATIONAL BALANCED FUND, INC.

          The undersigned, being the President and Assistant Secretary, respectively, of MIMLIC International Balanced Fund, Inc. (the "Corporation"), hereby certify as follows:

     1.   The name of the Corporation is "MIMLIC International Balanced Fund,
          Inc."

     2. The following resolution was adopted, pursuant to Section 302A.135 of the Minnesota Statutes, by the Board of Directors of the Corporation at a meeting held on October 25, 1994:

                    WHEREAS, the Boards of Directors of each of MIMLIC
               Investors Fund I, Inc., MIMLIC Asset Allocation Fund, Inc., MIMLIC Money Market Fund, Inc., MIMLIC Mortgage
               Securities Income Fund, Inc., MIMLIC Fixed Income Securities Fund, Inc., MIMLIC Value Fund, Inc., MIMLIC Small Company
               Fund, Inc. and MIMLIC International Balanced Fund, Inc. have been presented with information by MIMLIC Asset Management Company and MIMLIC Sales Corporation that it would be in the best interests of said Funds, both in terms of name recognition and marketability of shares, to amend the Funds' Articles of Incorporation to change the name of each Fund.

                    NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the
               Articles of Incorporation of each of said Funds shall be and hereby is amended by deleting in each case, the current name and substituting therefor the respective new name as set forth below, and that such amendment of the Funds' Articles of Incorporation be recommended for approval at the Regular Meeting of Shareholders to be held February 14, 1995.

               Current Name                  New Name
               ------------                  --------
          MIMLIC Investors Fund I, Inc.      Advantus Horizon Fund, Inc.
          MIMLIC Asset Allocation            Advantus Spectrum Fund, Inc.
            Fund, Inc.
          MIMLIC Money Market Fund, Inc.     Advantus Money Market Fund, Inc.
          MIMLIC Mortgage Securities         Advantus Mortgage Securities
            Income Fund, Inc.                  Fund, Inc.
          MIMLIC Fixed Income Securities     Advantus Bond Fund, Inc.
            Fund, Inc.
          MIMLIC Value Fund, Inc.            Advantus Cornerstone Fund, Inc.
          MIMLIC Small Company               Advantus Enterprise Fund, Inc.
            Fund, Inc.
          MIMLIC International Balanced      Advantus International Balanced
            Fund, Inc.                         Fund, Inc.

          3. The above proposed amendment to the Articles of Incorporation of the Corporation was approved by the shareholders of the Corporation, pursuant to Section 302A.135 of the Minnesota Statutes, at a meeting held on February 14, 1995.

          4. Article 1 of the Articles of Incorporation (the "Corporation") is hereby amended to read as follows:

                 1. The name of the corporation (the "Corporation") is Advantus International Balanced Fund, Inc.

          5. This amendment to the Articles of Incorporation of the Corporation has been approved pursuant to Minnesota Statutes Chapter 302A. The undersigned are authorized to execute this instrument and understand that, by signing this instrument, they are subject to the penalties of perjury as set forth in Section
               609.48 as if they had signed this instrument under oath.

Executed this 24th day of February, 1995.

                                                /s/ Paul H. Gooding
                                                -------------------------------
                                                Paul H. Gooding, President

STATE OF MINNESOTA   )
                     )  ss.
COUNTY OF RAMSEY     )

               On this 24th day of February, 1995, before me, a Notary Public, personally appeared Paul H. Gooding to me known to be the person named as President and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.


__________________________________         (Notarial Seal)
Notary Public


                                     /s/ Eric J. Bentley
                                     ----------------------------------------
                                     Eric J. Bentley, Assistant Secretary

STATE OF MINNESOTA   )
                     )  ss.
COUNTY OF RAMSEY     )

               On this 24th day of February, 1995, before me, a Notary Public, personally appeared Eric J. Bentley to me known to be the person named as Assistant Secretary and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.


________________________________     (Notarial Seal)
Notary Public

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
               MIMLIC INTERNATIONAL ASSET ALLOCATION FUND, INC.


        The undersigned, being the President and Assistant Secretary, respectively, of MIMLIC International Asset Allocation Fund, Inc. (the "Corporation"), hereby certify as follows:

     1. The name of the Corporation is "MIMLIC International Asset Allocation Fund, Inc."

     2. The Corporation has not issued any shares.

     3. The following resolution was adopted, pursuant to Sections 302A.133 and 302A.171 of the Minnesota Statutes, by the Board of Directors of the Corporation at a meeting held on April 19, 1994:

                WHEREAS, MIMLIC International Asset Allocation Fund, Inc. was
            incorporated in Minnesota on January 27, 1994, and has not yet issued any shares, and

                WHEREAS, Minnesota Statutes 1994 Section 302A.133 provides that the Board of Directors of a corporation may, before the issuance of shares by such corporation, amend the Articles of Incorporation pursuant to Minnesota Statutes 1994 Section 302A.171.

                NOW THEREFORE, BE IT RESOLVED, that Section 1 of the Articles of Incorporation of MIMLIC International Asset Allocation Fund, Inc. be and hereby is amended to read as follows:

            1. The name of the corporation (the "Corporation") is MIMLIC International Balanced Fund, Inc.

                BE IT FURTHER RESOLVED, that the officers of the Fund are
            hereby authorized to file Articles of Amendment with the Office of the Secretary of State of Minnesota with respect to such amendment.

     4. Section 1 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

            1. The name of the corporation (the "Corporation") is MIMLIC International Balanced Fund, Inc.

     5. Except as amended by paragraph 4, above, the Articles of Incorporation of the Corporation shall remain unchanged and in full force and effect.

     6. These Articles of Amendment have been approved pursuant to Minnesota Statutes Chapter 302A. The undersigned are authorized to execute these Articles of Amendment and understand that, by signing these Articles of Amendment, they are subject to the penalties of perjury as set forth in
        Section 609.48 as if they had signed these Articles of Amendment under oath.

Executed this 9th day of May, 1994.


                                /s/ Paul H. Gooding
                                ----------------------------------------
                                Paul H. Gooding, President

STATE OF MINNESOTA )
                   )  ss.
COUNTY OF RAMSEY   )

        On this 9th day of May, 1994, before me, a Notary Public, personally appeared Paul H. Gooding to me known to be the person named as President and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.


______________________________               (Notarial Seal)
Notary Public




                                /s/ Eric J. Bentley
                                ----------------------------------------
                                Eric J. Bentley, Assistant Secretary

STATE OF MINNESOTA )
                   )  ss.
COUNTY OF RAMSEY   )

        On this 9th day of May, 1994, before me, a Notary Public, personally appeared Eric J. Bentley to me known to be the person named as Assistant Secretary and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.


______________________________               (Notarial Seal)
Notary Public



                                     -2-